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                                                                   EXHIBIT 10.29


                      DEVELOPMENT SERVICES AGREEMENT

        This Professional Services Agreement (the "Agreement") is entered into as of November 8, 1999 (the "Effective Date") by and between Xcare.net, a Delaware corporation with offices at 6400 S. Fiddler's Green Circle, Englewood, CO 80111, ("Xcare.net"), and Doheny Eye Medical Group, Inc. with offices at 1450 San Pablo Street, Los Angeles, CA 90033 ("Client").

        This Agreement covers the purchase and license of consulting, development and other services from Xcare.net, pursuant to orders placed by:
Client and accepted by Xcare.net after the Effective Date.

        This Agreement includes the following attachments, which are incorporated herein by this reference:

        Attachment 1         Xcare.net Development Services

        Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

        THIS AGREEMENT, INCLUDING THE ATTACHMENTS LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF CLIENT'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.

AGREED:


XCare.net                                    Doheny Eye Medical Group, Inc.
6400 S. Fiddlers Green Circle                1450 San Pablo Street

-------------------------------------        -----------------------------------
Suite 540                                    DEI 5803
-------------------------------------        -----------------------------------
Englewood, CO 80111                          Los Angeles, CA 9003
-------------------------------------        -----------------------------------
By: /s/ MARK S. RANGELL                      By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------        -----------------------------------
(Authorized Signature)                       (Authorized Signature)

Mark S. Rangell -- Sup. Sales & Mktg.        [SIGNATURE ILLEGIBLE] -- President
-------------------------------------        -----------------------------------
(Printed Name and Title)                     (Printed Name and Title)



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                                  ATTACHMENT 1


                         XCARE.NET DEVELOPMENT SERVICES

1.      DEFINITIONS

        1.1. "Content" shall mean marketing collateral, data, text, audio files, video files, graphics and other materials provided by Client or developed hereunder for use with the Client Web Site, but excluding the Xcare.net Software.

        1.2. "Development Services" shall mean design, development, and set-up services as necessary to modify existing Xcare.net technology, trade secrets and know-how to produce the Xcare.net Software and other elements of the Client Web Site, and/or any other consulting services rendered hereunder as identified in the appropriate schedules ("Schedule(s)") attached hereto.

        1.3. "Xcare.net Software" shall mean all computer program code and other results and proceeds of Xcare.net's services hereunder (other than Content) that are delivered by Xcare.net to Client pursuant to this Agreement. Such Xcare.net Software shall be provided in object code form unless the parties mutually agree in writing to delivery of source code.

        1.4. "Client Web Site(s)" shall mean the so-called "web page" site or sites on the World Wide Web, for the public Internet or for corporate intranets or extranets, to be developed or serviced by Xcare.net hereunder, as identified in the appropriate Schedule(s). The Phase 1.0 Prototype Internet Site shall mean the initial version of the Client Web Site to be developed under the scope of functionality and budget outlined in Schedule 1.

2.      SERVICES

        2.1. Development Services, Xcare.net shall render Development Services in accordance with the requirements set forth in Schedules attached hereto. Each Schedule for new services shall be successively numbered (e.g., 1, 2, etc.). Each schedule shall be executed by the parties and shall be subject to the terms and conditions of this Agreement. Xcare.net shall provide qualified and trained personnel to render such services and shall use best efforts to meet the delivery schedule set forth in the applicable Schedules. Any additions, deletions or other changes to a Schedule shall be mutually agreed to in writing in advance by both parties and shall be memorialized in a revised Schedule pursuant to the procedure set forth in Section 2.6 below for Change Orders. All services shall be performed at Xcare.net's offices unless otherwise agreed by the parties. In the event that services are performed at Client's location, Client shall provide Xcare.net at no charge with all necessary facilities and equipment, including without limitation, computer time on Client's computers and office space, sufficient to render the services contemplated hereunder. Client shall deliver to Xcare.net all Content selected by Client for incorporation into any Client Web Site in digitized format in accordance with the delivery schedule set forth in the applicable Schedule(s). In the event that Client fails to deliver the Content in accordance with the delivery schedule, the development schedule shall be extended by the number of days that delivery of the Content was delayed, unless Xcare.net notifies Client that this extension will not rectify Xcare.net's scheduling interruption resulting from Client's delay and such delay

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may also result in additional charges to Client, in which case the parties shall mutually agree upon a new delivery schedule and fees with respect to the rendition of the Development Services.

        2.2. Acceptance of Deliverables. Within forty-five (45) days after the delivery to Client of any deliverable pursuant to any Schedule, Client shall provide Xcare.net with written notice of any failure of any deliverable to materially conform to the functional specifications set forth in the applicable Schedule. Xcare.net and Client shall review the objections, and Xcare.net will use best efforts to correct any material non-conformities with the functional specifications and provide Client with a revised deliverable within fifteen (15) days. Client shall have deemed to have accepted the deliverable if Xcare.net does not receive written notice of Client's objections within said fifteen (15) day period.

        2.3. Domain Name Registration Services. If domain name registration services are included in the Schedule, Xcare.net shall use best efforts to assist Client in registering an Internet domain name selected by Client. Client will be solely responsible for all out-of-pocket costs and all legal clearances regarding name selection and registration.

        2.4. Maintenance Services. If Client desires to purchase maintenance services from Xcare.net for the Client Web Site, the parties shall execute the then current Xcare.net Maintenance Services Agreement and Xcare.net shall render maintenance services pursuant to the terms and conditions of such agreement. Maintenance Services shall be supplied upon request of Client at the rate of $150 per hour.

        2.5. Hosting Services. If Client desires to purchase hosting services from Xcare.net for the Client Web Site, the parties shall execute the then current Xcare.net Hosting Services Agreement, and Xcare.net shall render hosting services pursuant to the terms and conditions of such agreement. Hosting services related to the Phase 1.0 Prototype Site are provided as part of this agreement for a period of 6 months. After the initial period, hosting services shall be provided for the Phase 1.0 Prototype Site at the rate of $250 per month. Costs associated with hosting subsequent phases of the Site will be negotiated in good faith by both parties.

        2.6. Change Orders. If Client desires to make changes to an existing Schedule, the parties shall mutually agree upon an additional or revised Schedule for each new Change Order. Each such Schedule shall be successively numbered (e.g., 1.A, 1.B, etc.) and shall be executed by the parties. Any revised Schedule(s) shall be subject to the terms and conditions of this Agreement.


3.      OWNERSHIP AND LICENSE RIGHTS

        3.1. Property Rights and Ownership. The Client Web Site(s) and all other results and proceeds of Xcare.net's services hereunder, shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, including without limitation the Xcare.net Software and the Client Content. The parties' respective rights to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property.



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

    Intellectual Property Elements                                Ownership/Rights
-----------------------------------------                 -------------------------------
Client Content, including all Client Content that is         Client has sole ownership.
modified by Xcare.net ("Modified Content") and
HTML files that contain Client Content, and
modifications to Content as a result
of Client's usage of self-authoring tools.

Content created for Client by Xcare.net and                  Client has sole ownership.
accepted and paid for by Client, as well as
commissioned Content authored by third parties
specifically for use in connection with this
Agreement and paid for by Client (e.g., original
illustrations or graphics).

Domain name for Client Web Site.                             Client has sole ownership.

Server usage report data/statistics generated by the         Client has sole ownership of
Xcare.net Software in form and substance as set              data/statistics, and Xcare.net
forth in the applicable Schedule or as mutually              has a license pursuant to Section
agreed by the parties.                                       3.3 below.

Commercially available third-party software which            Third-parties have ownership, and
is incorporated into the Xcare.net Software.                 Client shall be informed of all
                                                             third-party software that Client
                                                             may need to license at Client's own
                                                             expense.

Xcare.net Software developed by or for Xcare.net             Xcare.net has sole ownership of such
in connection with this Agreement for Client.                Xcare.net Software. Client shall be
                                                             granted a license to use the Xcare.net
                                                             Software as set forth in Section 3.2.

Xcare.net supplied material developed generally              Xcare.net has sole ownership of such
to support Xcare.net products and/or service offerings       developed material.  Client shall be
(e.g. http configuration).                                   granted license to use the Xcare.net
                                                             Software as set forth in Section 3.2
                                                             below.




        3.2. License to Client. Xcare.net grants Client a non-exclusive, non-transferable license to use the Xcare.net Software on a single computer in object code version only to operate and display the Client Web Site in order for end users to access the Client Web Site. If the Xcare.net Software is not developed for use on a Client Web Site, then the foregoing license shall constitute a non-exclusive, non-transferable license to use the Xcare.net Software on a single computer in object code version only for Client's internal business needs. Client may transfer the Xcare.net Software to a different computer so long as the Xcare.net Software is not retained on the prior computer On which it was initially installed other than as a permitted backup copy. Client is prohibited from duplicating and/or distributing any Xcare.net Software without the prior written consent of Xcare.net; provided, however that Client may copy the Xcare.net Software only as needed for reasonable ordinary backup or disaster recovery procedures. Client may use the backup copies only if the installed copy is lost or destroyed or the hardware on which the installed copy is installed becomes inoperable, provided that the use of said backup copies is discontinued immediately when the original

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hardware becomes operable.

        3.3. License to Xcare.net. Client grants Xcare.net a non-exclusive license (i) to use, copy, and modify the Content in connection with Xcare.net's performance of the Development Services, (ii) to use, copy, modify, distribute and display server usage data and statistics generated by the Xcare.net Software.

        3.4. Supporting Documents. Each party agrees to execute any additional documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

        3.5. No Reverse Engineering All rights not expressly granted hereunder are reserved by Xcare.net. Without limiting the foregoing, Client may not reverse engineer, reverse assemble, decompile or otherwise attempt to derive the source code from the Xcare.net Software.

        3.6. Proprietary Notices. All copies of the Xcare.net Software and other Xcare.net supplied materials used by Client shall contain copyright and other proprietary notices in the same manner in which Xcare.net incorporates such notices in the Xcare.net Software or in any other manner requested by Xcare.net. Client agrees not to remove, obscure or obliterate any copyright notice, trademark or other proprietary rights notices placed by Xcare.net on or in the Xcare.net Software.


4.      PAYMENT

        4.1. Development Services. In consideration for the performance of the Development Services, Client shall pay to Xcare.net the amounts set forth in the applicable Schedule, on the payment dates set forth in such Schedule. In the event that Xcare.net renders services at Client's location, Client shall pay the reasonable travel, living and related expenses for Xcare.net personnel rendering services at Client's location, based on Client's pre-approval of expenses related to any applicable visit(s). All services hereunder shall be rendered on a per-project basis; provided, however, that in the event that the parties agree that any services hereunder will be rendered on a time and materials basis, all work will be billed at Xcare.net's standard hourly rates (separately provided), which may be revised from time to time by Xcare.net, in its sole discretion, upon written notice to Client. For time and materials billing, amounts set forth in the applicable Schedule represent an estimate of the hours required to complete the work outlined in such Schedule; in the event that actual hours incurred to complete the work exceed those included in the estimate, Xcare.net will notify Client, and additional hours will be billed at Xcare.net's standard hourly rates.

        4.2. Taxes. In addition to the fees due as specified above, Client shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed upon or with respect to the license granted hereunder, arising from this Agreement, except that taxes on Xcare.net's income shall be the sole responsibility of Xcare.net.

        4.3. Payments. All payments made pursuant to this Agreement shall be made in U.S. Dollars are due thirty (30) days from the date of invoice. Late payments more than sixty (60) days in arrears shall bear interest at one and one- (1.%) per month or the maximum rate permitted by law, whichever is less.


5.      LIMITED WARRANTY


        5.1. Software Warranty. Subject to the limitations set forth in this Agreement, Xcare.net warrants only to Client that the Xcare.net Software furnished hereunder when properly installed, properly



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used and unmodified by Client, will conform to the functional specifications set forth in the applicable Schedule. Xcare.net's warranty shall extend for a period of one (1) year from the date that the final deliverables specified in each Schedule are delivered to Client ("Warranty Period"). Xcare.net's sole responsibility under this Section 5.1 shall be to use best efforts to promptly correct material errors, or at Xcare.net's option, to refund Client's fees paid for the Xcare.net Software after de-installation and return thereof. All warranty claims not made in writing or not received by Xcare.net within the Warranty Period shall be deemed waived. Xcare.net's warranty obligations are solely for the benefit of Client, who has no authority to extend or transfer this warranty to any other person or entity.


        5.2. XCARE.NET DOES NOT WARRANT THAT THE USE OF THE XCARE.NET SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE . EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, XCARE.NET DOES NOT MAKE ANY WARRANTY AS TO THE XCARE.NET SOFTWARE OR THE SERVICES PROVIDED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM USE OF THE XCARE.NET SOFTWARE. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE XCARE.NET SOFTWARE IS USED AND THE SERVICES ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INTERNET OR USE OF INFORMATION IN CONNECTION WITH THE SOFTWARE.


6.      INTELLECTUAL PROPERTY INDEMNIFICATION

        6.1.   Xcare.net.

               6.1.1. Indemnification. Xcare.net, at its own cost and expense, shall defend Client and its officers and directors, against a claim that the Xcare.net Software infringes a third-party United States copyright or trade secret, and shall pay any settlements entered into or damages awarded against Client, or its officers and directors, to the extent related to such claim, provided that (i) Client notifies Xcare.net promptly in writing of the claim;
(ii) Xcare.net has the sole control of the defense and all related settlement negotiations; and (iii) Client provides Xcare.net with all reasonably necessary assistance, information, and authority to perform the foregoing at Xcare.net's expense.

               6.1.2. Xcare.net shall have no liability for any claim of infringement based on (i) use by Client of other than the current update of the Xcare.net Software if the infringement would have been avoided by uses of the current update; (ii) modifications, adaptations or changes to the Xcare.net Software not made by Xcare.net; (iii) the combination or use of the materials furnished hereunder with materials not furnished by Xcare.net if such infringement would have been avoided by use of the Xcare.net materials alone; or
(iv) use or incorporation of Content or Modified Content. In the event the Xcare.net Software is held to, or Xcare.net believes is likely to be held to, infringe the intellectual property rights of a third party, Xcare.net shall have the right at its sole option and expense to (i) substitute or modify the Xcare.net Software so that it is non-infringing and qualitatively and functionally equivalent to the Xcare.net Software; (ii) obtain for Client a license to continue using the Xcare.net Software; or if neither (i) nor (ii) is commercially reasonable, Xcare.net shall have the right to terminate this Agreement immediately upon written notice to Client, and Xcare.net shall make payment to Client of an amount equal to the fees paid for the Xcare.net Software. This Section 6.1 sets forth Client's sole and exclusive remedy and Xcare.net's sole liability for intellectual property infringement by Xcare.net.


               6.2.   Client.


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               6.2.1. Client hereby represents and warrants to Xcare.net that
(i) Client has secured all necessary consents, permissions, clearances, authorizations and waivers for the use of Content or Modified Content, including without limitation, all text, pictures, audio, video, logos and copy contained in all Content or Modified Content; (ii) the use of Content as contemplated herein shall not infringe the copyright, trademark or other intellectual property rights of any party, or constitute defamation, invasion of privacy, or the violation of any right of publicity or any other right of any party; and
(iii) Client has complied and shall comply with all legislation, rules and regulations regarding Content.

               6.2.2. Client shall indemnify and hold harmless Xcare.net, its directors, officers, parent company, and affiliates, from any and all liability, costs and expenses (including attorney's fees) arising in connection with any third party claim Or action brought against Xcare.net, or any of its directors, officers, parent company, and affiliates, relating to Content or Modified Content, provided (i) Xcare.net notifies Client promptly in writing of such claim, (ii) Client has the sole control of the defense and all related settlement negotiations, and (iii) Xcare.net provides Client with all reasonably necessary assistance, information and authority to perform the foregoing at Client's expense.


6.      LIMITATIONS ON LIABILITY

        THE MAXIMUM LIABILITY OF XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND, AFFILIATES, TO CLIENT FOR DAMAGES RELATING TO XCARE.NET'S FAILURE TO PERFORM SERVICES HEREUNDER SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY CLIENT TO XCARE.NET WITH RESPECT TO SUCH SERVICES. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, TO CLIENT FOR DAMAGES FOR ANY AND ALL OTHER CAUSES WHATSOEVER, AND CLIENT'S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY CLIENT TO XCARE.NET HEREUNDER. IN NO EVENT SHALL XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, LICENSORS, AND SUPPLIERS, BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE SOFTWARE OR THE SERVICES PROVIDED HEREUNDER, EVEN IF XCARE.NET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


8.      TERM AND TERMINATION

        8.1. Term. Subject to this Section 8, the term of this Agreement shall commence on the Effective Date and continue until terminated by either party pursuant to Section 8.2 or 8.3 below.

        8.2. Termination for Cause. This Agreement may be terminated by either party in the event of (i) any material default in, or material breach of, any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default; (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other


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similar official of it or any substantial part of its property; (iii) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (iv) either party's making a general assignment for the benefit of creditors; or either party's becoming insolvent; or either party taking any corporate action to authorize any of the foregoing.

        8.3. Termination for Convenience. This Agreement may be terminated by either party upon ninety (90) days' advance written notice.

        8.4. Effect of Termination, If this Agreement is terminated by Xcare.net under Section 8.2, while Xcare.net is performing any Development Services for Client hereunder, Client shall immediately pay Xcare.net the total fees associated with such incomplete project, as well as all amounts due and owing for any projects already completed by Xcare.net hereunder or for any third-party products or services purchased by Xcare.net in Client's behalf. If the Agreement is terminated under Section 8.3 while Xcare.net is performing any Development Services or other services for Client hereunder, Client shall pay Xcare.net all fees due and owing up to the effective date of such termination. The foregoing shall be without limitation to Xcare.net's rights and remedies under this Agreement.

        8.5. Survival. Sections 3, 5, 7, 8, 9 and 10 shall survive any termination or expiration of this Agreement; provided, however, that if this Agreement is terminated by Xcare.net pursuant to Section 8.2 above, then Section
3.2 shall not survive.

9.      CONFIDENTIALITY

        9.1. Confidential Information. Each party acknowledges that, in connection with the performance of this Agreement, it may receive certain confidential or proprietary technical and business information and materials of the other party ("Confidential Information").

        9.2. Confidentiality. Each party hereby agrees: (i) to hold and maintain in strict confidence all Confidential Information of the other party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the other party except as permitted by this Agreement or as may be necessary to perform its obligations under this Agreement. Each party will use at least the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care.

        9.3. Exceptions. Notwithstanding the foregoing, the parties agree that Confidential Information will not include any information that: (i) is or becomes generally known or is or becomes part of the public domain through no fault of the other party, (ii) the first party authorizes to be disclosed; (iii) is rightfully received by the other party from a third party without restriction on disclosure and without breach of this Agreement; or (iv) is known to the other party on the Effective Date from a source other than the first party, and not subject to a confidentiality obligation.

        9.4. Injunctive Relief. Each party acknowledges that any breach of the provisions of this Section 9 may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that the other party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section 9.



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10.     GENERAL PROVISIONS

        10.1. Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

        10.2. Notice. All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given when (i) delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

        10.3. Waiver. Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        10.4. Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

        10.5. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflict of law principles.

        10.6. Assignment. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

        10.7. Publicity. Within a time frame mutually agreed upon by the parties, the parties shall mutually agree on a joint press release announcing the existence of this Agreement. Neither party will use the other party's name, domain name, logo, trademark or service mark in advertising or publicity without obtaining the other party's prior written consent; provided, however, that Xcare.net shall have the nonexclusive right and license to use Client's name and Client Web Site name, including the URL (Uniform Resource Locator) thereto, as a Client reference, and as part of Xcare.net's client portfolio. Xcare.net shall also have the right to display its name and logo, as well as a link to the Xcare.net site, on the Client Web Site(s), and to receive credit as the developer of the Client Web Site(s), (collectively, the "Credit"). Such Credit shall appear on the "home page" of the Client Web Site(s) in a position that provides reasonable and appropriate visibility to Xcare.net in light of industry standards and Client's requirements.

        10.8. Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


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



        10.9. Headings. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        10.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

        10.11. Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

        10.12. Jurisdiction. All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts encompassing Denver, Colorado, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.


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                                   SCHEDULE 1

This Schedule describes Services to be provided by Xcare.net to Client under this Professional Services Agreement dated November 8, 1999.


PROJECT OVERVIEW


Xcare.net and the Doheny Eye Medical Group (DEMG) will initiate the rapid development of eCommerce concepts discussed at the 10/12/99 meeting. The goal of this project phase is to rapidly define and validate existing concepts. Existing concepts must be validated and refined and effectively demonstrated to key internal stakeholders and representatives of key external business audiences. This must be done rapidly so as to preclude competition from marketing similar concepts to DEMG business audiences. In addition, the first release must be compelling enough to make a lasting impression. Hence, the first release of "DEMG.com" must deliver features that provide solid business value to its target audiences.

The project will consist of five parts:

1. Initial envisioning work sessions will define strategy for achieving these business goals within project scope.

2. Description of Work: Design, development and hosting of a prototype web site.

3. Functional Specifications: Detailed document containing prototype site requirements and functionality.

4. Delivery of Functional Specification Document which details Phase 1.0 of the web site's content and functionality

5.  Delivery and acceptance of the prototype site

PROJECT SCOPE AND OBJECTIVES

The scope of this initiative is as follows:

1.      Perform an onsite "envisioning Session"

        - Model current eCommerce concepts

        - Define current technology and business entities that the solution must address

        - Define future technology and business entities that the solution must address

        - Create a Functional Specification Release 1

        - Detailed site information document which will "blueprint" the prototype site

2.      Rapid development of Phase 1.0 Prototype Internet site
        Design, develop and test content, and functionality components

        - Based on preliminary analysis, it is anticipated that the functionality of the prototype site will provide for the following:

                  1. Security will be set up by type of user (i.e., DEMG supervisor, DEMG faculty, external referring doctor, doctor, doctor identified patient) in order to show presentation layout of site. Security for the prototype will not restrict data access. Multi-level security access will be addressed when the application to interface with DEMG's IDX system is created.

                  2.   Firewall at industry standard



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               3.   Physician referral form

               4.   Patient registration form

               5.   E-mail inquiry

               6. CME area which will allow for access of CME data from a prototype database. CME content not to exceed 50 pages.

               7.   Public information area (e.g. on-going trials, etc.)

3. Site registration

4. Host prototype site

      The prototype web site will be hosted on the Xcare.net. Hosting of the site will include the following:

        - 24x7x365 support

        - Full network redundancy with MCI WorldCom as Internet backbone provider

        - Site user demographics

        - Site statistics

The objectives of the consulting initiative are as follows:

        - Build a foundational site that:

          - Stakeholds the DEMG eCommerce concept internal and external key audiences

          - Serves as a technological platform for additional functionality to be added in subsequent phases

          - Brands the concept and established DEMG as a market leader in this specific eCommerce category

        - Assist DEMG with marketing and sales communications planning for the newly treated eCommerce initiative

DELIVERABLES


Exact design features that achieve phase 1 business goals are yet to be determined. Xcare.net and DEMG.Xcare.net will make a best effort to deliver functionality that provides business value to key internal and external DEMG business audiences. Scope for the first release of "DEMG.com" will certainly include the following:

1. Product branding and positioning

2. Content features demonstrating that DEMG eCommerce concept

3. Provide DEMG with a Functional Specification Document which details Phase 1.0 of the web site's content and functionality

4. Envisioning documentation illustrating modeling and defense for Phase 1 and overall concept


ON-GOING RELATIONSHIP

X.Care.net and Client agree that the long-term goal of the relationship is to jointly develop and market an eCommerce Web-based product for the medical marketplace. The Client and X.care.net will, upon successful completion of Phase 1, enter into a joint venture or contractual relationship. This joint venture or contract will specify the relative ownership of the intellectual property and the distribution of proceeds to the parties from sale or licensing of the derived products. The parties acknowledge that further development beyond Phase 1 will be required for realization of a commercially viable product. Notwithstanding, the Client will not be required to have any financial commitment to this project beyond Phase 1 development.


Timing and fees

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

Professional fees for Phase 1 of this initiative will be incurred on a fixed cost basis, totaling $[ * ].


Payment schedule is as follows:

-       $[ * ] upon execution of contract

-       $[ * ] following 1-day planning session

-       $[ * ] upon receipt and approval of the Functional Specification
        Document

-       $[ * ] upon delivery of the Phase 1 software

- $[ * ] after acceptance of Phase 1 software, not to exceed 30 days from completion of warranty changes


The parties agree that time is of the essence of this Agreement.


Xcare.net and Client Contacts:


         Xcare.net: Bill Williams - Senior Sales Consultant
                Mark Rangell - Senior Vice President, Sales & Marketing
                Sy Nayman - Director of Strategic Marketing & Creative Services

         Doheny Eye Institute: Steven E. Feldon - Vice President, Business
                                 Development
                               Azalea Bilac - Marketing Manager


XCARE.NET                                    DOHENY EYE MEDICAL GROUP

By: /s/ MARK S. RANGELL                         By: [SIGNATURE ILLEGIBLE]
  ----------------------------                  --------------------------------
MARK S. RANGELL                                 [SIGNATURE ILLEGIBLE]
------------------------------                  --------------------------------
PRINTED NAME                                    PRINTED NAME

SVP - SALES & MARKETING                         PRESIDENT
------------------------------                  --------------------------------
TITLE                                           TITLE

11/8/99                                         11/9/99
------------------------------                  --------------------------------
DATE                                            DATE


* Confidential Treatment Requested


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